Exhibit 99.1

ADVANCED LIGHTING SYSTEMS, INC.

Independent Registered Public Accountant’s Report and

Financial Statements

December 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder of Advanced Lighting Systems, Inc.

Sauk Centre, Minnesota

We have audited the accompanying balance sheet of Advanced Lighting Systems, Inc. (“the Company”) as of December 31, 2006, and the related statements of operations, stockholder’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Lighting Systems, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ Cross, Fernandez & Riley LLP

Orlando, Florida

November 8, 2007

ADVANCED LIGHTING SYSTEMS, INC.

Balance Sheet

December 31, 2006

ASSETS
Current Assets:
Cash	$476
Trade accounts receivable, less allowance for doubtful accounts of $1,039	102,164
Inventories	564,474
Prepaid expenses	4,000

Total current assets	671,114

Property and Equipment:
Machinery and equipment	71,563
Furniture and fixtures	55,803
Computers and software	30,917
Autos & Trucks	32,001
Leasehold improvements	10,861
Property held under capital lease	46,591

247,736
Accumulated depreciation and amortization	(157,769)

Net property and equipment	89,967

Intangible assets, net	32,447
Goodwill	252,903

$1,046,431

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$176,241
Accrued liabilities	22,709
Line of credit	181,500
Deposits	24,063
Notes Payable	418,266
Current portion of obligation under capital leases	11,716
Current portion of notes payable due to related party	82,830

Total current liabilities	917,325

Obligation under capital leases, less current portion	26,135

Total liabilities	943,460

Stockholder’s Equity:
Common stock, no par value, 100,000 authorized, 5,000 shares issued and outstanding	30
Retained earnings	102,941

Total stockholder’s equity	102,971

$1,046,431

The accompanying notes are an integral part to these financial statements

ADVANCED LIGHTING SYSTEMS, INC.

STATEMENT OF INCOME

For the Year Ended December 31, 2006
Revenues	$2,160,359
Cost of sales	1,041,288

Gross margin	1,119,071
Operating expenses:
Selling, general and administrative	986,960
Research and development	33,410
Gain on disposal of fixed assets	(773)

Total operating expenses	1,019,597

Operating income	99,474
Non-operating income (expense):
Other income	485
Interest expense	(63,134)

Total non-operating expense, net	(62,649)

Net income	$36,825

The accompanying notes are an integral part to these financial statements

ADVANCE LIGHTING, INC.

STATEMENT OF STOCKHOLDER’S EQUITY

Year Ended December 31, 2006

	Common Stock		Retained Earnings	Total Stockholder’s Equity
	Shares	Amount
Balance, January 1, 2006	5,000	$30	$83,626	$83,656

Net income			36,825	36,825

Distributions to shareholder’s	—	—	(17,510)	(17,510)

Balance, December 31, 2006	5,000	30	102,941	102,971

The accompanying notes are an integral part to these financial statements

ADVANCED LIGHTING SYSTEMS, INC.

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2006
Cash flows from operating activities:
Net income	$36,825
Adjustments to reconcile net income to cash used in operating activities:
Depreciation	46,241
Amortization of intangible assets and other assets	2,606
Gain on disposal of equipment	(773)
Changes in operating assets & liabilities
(Increase) decrease in:
Accounts receivable, net	18,275
Inventories	(116,957)
Other assets	3,991
Increase (decrease) in:
Accounts payable	6,437
Customer deposits	5,936
Accrued expenses	(3,585)

Total adjustments	(85,903)

Net cash flows used in operating activities	(1,005)

Cash flows from investing activities:
Purchases of property and equipment	(10,977)
Proceeds from disposal of property and equipment	25,759
Acquisition of patents and trademarks	(16,297)

Net cash flows used in investing activities	(1,515)

Cash flows from financing activities:
Payments on notes payable	(63,026)
Payments on obligations under capital leases	(5,036)
Shareholder Distributions	(17,510)
Proceeds from notes payable	88,568

Net cash flows provided by financing activities	2,996

Net increase in cash	476
Cash, beginning of period	—

Cash, end of period	$476

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest	$63,134

The accompanying notes are an integral part to these financial statements

ADVANCED LIGHTING SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Business - Advanced Lighting Systems, Inc. designs, manufactures, markets and sells LED and fiber optic lighting products for use in applications in the commercial, architectural, signage, entertainment, swimming pool and OEM markets. The Company derives its revenues primarily from sales of eLum™ and SelectColor™ brand lighting strips, LiveLED™ and BeamBlaster™ color changing accent lighting and wall washer power LED fixtures, FocaLyte™ concentric fiber cable, NiteLyte™ fiber optic end lighting fixtures, LyteTrak™ display case, architectural, edge and signage lighting, and RadialLyte™ side-emitting fiber optic cable. The Company also manufactures fiber optic components under the brand name Spectrolite™. The Company markets and distributes products globally principally through multiple networks of independent sales representatives and distributors.

Revenue recognition - Generally, the Company recognizes revenue for its products upon shipment to customers, provided no significant obligations remain and collection is probable. For sales that include customer acceptance terms, revenue is recorded after customer acceptance. The Company’s products typically carry a one-year limited warranty that includes replacement of defective parts. The annual expenses associated with such warranties were not material to operations. A reserve for estimated future warranty costs was recorded which was based on historical warranty claims.

Cash – Cash consists of funds held on deposit by the Company’s banks.

Accounts receivable – Accounts receivable are customer obligations due under normal trade terms. The Company performs continuing credit evaluations of its customers’ financial condition. The Company records an allowance for doubtful accounts based on specifically identified amounts that it believes to be uncollectible. Recovery of bad debt amounts previously written off is recorded as a reduction of bad debt expense in the period the payment is collected. If the Company’s actual collection experience changes, revisions to its allowance may be required. After all attempts to collect a receivable have failed, the receivable is written off against the allowance.

Inventories - Inventories are stated at the lower of cost (latest invoice), or market. Obsolete inventory is written-off when deemed no longer marketable. No provision has been made for any inventory deemed excessive or obsolete.

Property and equipment - Property and equipment are stated at cost. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Amortization expense related to property held under capital lease is included with depreciation in the accompanying statements of operations and accumulated depreciation in the accompanying balance sheets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Estimated useful lives
Machinery and equipment	5 years
Furniture and fixtures	5 years
Computers and software	3 years
Leasehold improvements	4 years
Autos and Trucks	5 years

Intangible assets and goodwill - The Company accounts for its intangible assets and goodwill under Financial Accounting Standards Board (“FASB”) Statement No. 142, Goodwill and Other Intangible Assets (“SFAS 142”) and Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). At December 31, 2006 an impairment of $47,097 was recorded to value Goodwill in accordance with the net future cash flows of the appropriate assets in accordance was SFAS 142. The Company has an application pending for one patent which is not currently being amortized.

ADVANCED LIGHTING SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS - (Continued)

December 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

Intangible assets and goodwill (continued)

Patents are amortized using the straight-line method over a fifteen year period and are periodically evaluated for recoverability in accordance with SFAS No. 144.

Other intangible assets consist primarily of costs associated with the re-financing of the loan term debt with Bremer Bank and the SBA and technology licensing costs for certain fiber optic lighting products and systems and LED lighting products and systems (Nexxus). Other intangible assets are amortized using the straight-line method over their useful lives, which range from 5-10 years and are periodically evaluated for recoverability in accordance with SFAS No. 144. Amortization expense on other intangible assets was $2,606 during 2006.

As of December 31, 2006, amortization expense on intangible assets for the next five years and thereafter is as follows:

	2007	2008	2009	2010	2011	Thereafter	Totals
Patents		$1,087	1,087	1,087	1,087	11,950	16,298
Loan Fees	1,606	1,606	1,606	1,606	1,606	5,619	13,649
Nexxus License	1,000	1,000	500	0	0	0	2,500

Total	2,606	3,693	3,193	2,693	2,693	17,569	32,447

Long lived assets - The Company periodically evaluates the recoverability of its long-lived assets in accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” based on expected undiscounted cash flows and will recognize impairment of the carrying value of long-lived assets, if any is indicated, based on the fair value of such assets. There were no impairments during the year ended December 31, 2006.

Deposits - Payments received by the Company for services to be provided in the following year are deferred and recognized as revenue in the period the services are provided. As of December 31, 2006 Customer deposits were approximately $24,063.

Shipping and handling costs - The Company accounts for certain shipping and handling costs related to the acquisition of goods from its vendors as cost of sales.

Research and development - Research and development costs to develop new products are charged to expense as incurred.

Advertising - Advertising costs, included in selling, general and administrative expenses, are expensed when the advertising first takes place. The Company promotes its product lines primarily through print media and trade shows, including trade publications, and promotional brochures. Advertising expenses were approximately $11,406 for the year ended December 31, 2006.

Income taxes - Effective May 5, 1997, the Company elected to be taxed under the Subchapter S Corporation provisions of the Internal Revenue Code. These provisions provide that the taxable income of the Company be included in the tax returns of the shareholders.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Major Suppliers – The Company made purchases from a major fiber supplier and a major LED supplier representing approximately 25% and 12%, respectively, of total net purchases for the year ended December 31, 2006.

ADVANCED LIGHTING SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS - (Continued)

December 31, 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued):

Recent accounting pronouncements – In September 2006, the FASB issued SFAS 157 “Fair Value Measurements.” SFAS 157 simplifies and codifies guidance on fair value measurements under generally accepted accounting principles. This standard defines fair value, establishes a framework for measuring fair value and prescribes expanded disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the effect, if any, of adoption of SFAS 157 will have on our financial condition, results of operations and cash flows.

In February 2007, the FASB issued SFAS No. 159, “Fair Value Option for Financial Assets and Financial Liabilities”, (SFAS No. 159) which upon adoption would allow entities to choose to measure many financial instruments and certain other items at fair value through earnings. The standard allows the fair value measurement to be applied instrument by instrument, is irreovocable for any instruments for which such selection is made, and applies to the entire instrument. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact, if any, the adoption of this standard will have on its financial statements.

2.	INVENTORIES:

Inventories consist of the following:

December 31, 2006
Raw materials	$458,809
Work in process	63,791
Demo Equipment	41,874

564,474
Less reserve for obsolescence	(0)

Net inventories	$564,474

3.	OPERATING LEASES:

On January 2, 2000, the Company entered into a 15 year operating lease agreement with Streitz Properties,LLC, a related party. Pursuant to the lease, on January 2, 2000, the Company relocated to approximately 17,274 square feet of office, distribution and light manufacturing space at a new location in Sauk Centre, Minnesota. Base rent under the lease started on January 2, 2000 at monthly payments of $6,000. In addition to base rent, the Company is required to pay the property’s operating expenses, including property taxes on personal property of the Company on the premises, comprehensive general liability insurance and fire insurance on personal property owned by the Company and all repairs except for repairs to major mechanical systems and roof. The lease provides for a security deposit of $4,000. On the same date the Company entered into a 15 year operating lease with Streitz properties, LLC, a related party, for certain extrusion equipment at a monthly payment of $3,000.

At December 31, 2006, future payment obligations under the operating leases described above were as follows:

2007	$108,000
2008	$108,000
2009	$108,000
2010	$108,000
2011	$108,000
2012 and thereafter	$324,000

Total future payment obligations	$864,000

ADVANCED LIGHTING SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS - (Continued)

December 31, 2006

4.	FINANCIAL INSTRUMENTS AND CREDIT RISKS:

The carrying values of accounts receivable and accounts payable approximate fair value due to their short-term nature. The Company’s financial instruments that are exposed to concentrations of credit risk consist of cash, accounts payable notes payable and capital lease obligations.

The Company purchases all of its fiber optic strands from two suppliers. While the Company believes alternative sources for fiber optic strands are available to enable it to produce endpoint signs and displays, the cables require fiber optic material of a higher quality than the Company believes is generally available elsewhere. Accordingly, the loss of either of these suppliers or delays in obtaining shipments could have a material adverse effect on the Company’s operations until such time as an alternative supplier could be found.

All of the Company’s LED lighting products and systems are manufactured by select overseas suppliers in an effort to reduce production costs. While the Company believes alternative sources for the production of these products are available, the Company has selected these particular suppliers based on their ability to consistently produce these products per the Company’s specifications ensuring the best quality product at the most cost effective price. The Company depends on these suppliers to satisfy performance and quality specifications and to dedicate sufficient production capacity for finished products within scheduled delivery times. Accordingly, the loss of one or more of these suppliers or delays in obtaining shipments could have a material adverse effect on the Company’s operations until such time as an alternative supplier could be found.

5.	CAPITAL STOCK:

At December 31, 2006 the Company had 100,000 authorized shares of no par Common Stock with 5,000 shares issued and outstanding. All shares are held by the Company’s President and Chief Executive Officer.

6.	EXPORT SALES:

Sales to foreign markets as a percentage of the Company’s total revenues were as follows:

	2006	% of Sales
Foreign markets:
Americas (excluding USA)	$229,929	10.6%
Europe, the Middle East and Africa	6,012	0.3%
Asia Pacific	8,130	0.4%
Japan	540	—

7.	BENEFIT PLANS:

The Company has established a profit sharing plan that permits participants to make contributions by salary reduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. The Company made matching contributions equal to 25% of the participants’ contributions, to a maximum of 3% of the participants’ salary. Total matching contributions paid by the Company were approximately $3,004 for the year ended December 31, 2006.

ADVANCED LIGHTING SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS - (Continued)

December 31, 2006

8.	CONTINGENCIES:

The Company is not currently a party to any pending legal proceedings. In the ordinary course of business the Company may become a party to various legal proceedings generally involving contractual matters, infringement actions, product liability claims and other matters.

9.	REVOLVING LINE OF CREDIT:

On September 14, 2005 the Company obtained an asset based revolving line of credit of $125,000 from a financial institution to facilitate working capital needs. The revolving line of credit was extended on September 14, 2006 and on November 22, 2006, was increased to $200,000. The revolving line of credit is scheduled to expire September 14, 2007, which was extended to the date of the acquisition discussed in Note 13 at which time the line was paid in full and closed. As of December 31, 2006, there was $181,500 outstanding under this line of credit and there was an available balance of $18,500. The line is secured by substantially all of the tangible assets of the Company. Interest is at prime plus 2% per annum (10.25% at December 31, 2006) and is payable in full on the expiration date. The agreement includes financial covenants related to maintenance of Minimum Debt Service Coverage. The Company was in compliance with the debt service coverage ratio for the year ended December 31, 2006.

10.	OBLIGATIONS UNDER CAPITAL LEASES:

The Company leases certain equipment from third party vendors with varying terms. Assets recorded under capital leases and included in equipment are as follows:

December 31, 2006
Office Equipment/copiers	$21,244
Exhibit Booth	17,147
Other equipment	8,200

Total equipment	$46,591
Less accumulated amortization	(14,847)

Net	$31,744

All outstanding capital lease obligations have been classified as current in the accompanying balance sheet as all outstanding amounts were paid at the time of the acquisition. See Note 13.

11.	NOTES PAYABLE:

Mortgage: On September 14, 2005, the Company’s sole shareholder obtained a mortgage from a financial institution for $435,000, secured by real property owned by Streitz Property, LLC and occupied by the Company under a long-term lease agreement with the sole shareholder and all personal property, including equipment, fixtures and other articles of personal property. The Company, as part of the lease agreement, is responsible for the payments under the terms of the mortgage. Interest is variable at prime (8.25% at December 31, 2006) plus 2% per annum and adjusted quarterly. The Mortgage is payable $5,786 monthly and provides for annual adjustment of payments as needed to fully amortize the remaining principal over the remaining term of the note.

ADVANCED LIGHTING SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS - (Continued)

December 31, 2006

11.	NOTES PAYABLE (continued):

As of December 31, 2006, amounts due contractually on the mortgage for the next five years and thereafter are as follows:

Notes Payable-Equipment: During 2003, the Company established a revolving line of credit of $2,850 with Dell Computer to obtain computer equipment. At December 31, 2006 the principal outstanding balance was $6,365. Interest rate is variable. Interest expense for year ended December 31, 2006 was $453.

Notes Payable-Auto: During 2005, the Company borrowed approximately $30,090 from a financial institution secured by an auto titled in the shareholders name. The note is payable over 60 months at $592 monthly at 6.7% per annum. The note was retired in 2006 and remaining principal was paid in full. Interest expense for year ended December 31, 2006 was $1,413.

All outstanding notes payable have been classified as current in the accompanying balance sheet as all outstanding amounts were paid at the time of the acquisition. See Note 13.

12.	RELATED PARTY TRANSACTIONS:

Note Receivable: The Company has a Note Receivable from Streitz Property, LLC, a limited Liability Company owned principally by the sole shareholder. In July 2007, the note receivable was effectively canceled and netted against outstanding amounts due from Streitz Property, LLC . See Loan Payable Streitz Property, LLC below.

Notes Payable-Auto: During 2003, the Company assumed a note for approximately $28,229 from a financial institution for the benefit of the sole shareholder secured by an auto titled in the shareholders name. The note is payable over 60 months at $584 per month at 7.69% per annum. Interest expense for year ended December 31, 2006 was $1,043.

Notes Payable-Streitz Property, LLC: — Mortgage: On September 14, 2005, the Company’s sole shareholder obtained a mortgage from a financial institution for $122,000, secured by a third lien on real property occupied by the Company under a long-term lease agreement with the sole shareholder and a second mortgage on all personal property, including equipment, fixtures and other articles of personal property owned by the Company. In July 2007, the outstanding balance due shareholder was reduced by netting the outstanding note receivable from Streitz Property, LLC against outstanding balance due related party, Streitz Properties, LLC. The note bears no interest.

13. SUBSEQUENT EVENT: On August 3, 2007, the Company entered into an agreement whereby a wholly-owned subsidiary of Nexxus Lighting, Inc. acquired the Company on September 28, 2007 via a combination of stock and cash acquisition of all shares of the sole shareholder of Advanced Lighting Systems, Inc.